UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

BRC Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41275	87-3277812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101
(Address of principal executive offices, including Zip Code)

(801) 874-1189
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Chris Mondzelewski

As previously reported, on November 6, 2023, the Board of Directors (the “Board”) of BRC Inc. (the “Company”) appointed Chris Mondzelewski as Chief Executive Officer of the Company, effective January 1, 2024, in addition to his continuing role as President of the Company. On December 22, 2023, the Company and Mr. Mondzelewski entered into a letter agreement setting forth Mr. Mondzelewski’s compensation for serving as President and Chief Executive Officer. Pursuant to the letter agreement, (a) Mr. Mondzelewski’s annual base salary will be $600,000, (b) his target annual incentive opportunity will be 100% of base salary, and (c) subject to Compensation Committee approval, the Company anticipates granting restricted stock units with a fair market value of $625,000 and stock options with a fair market value of $1,875,000 to Mr. Mondzelewski in the first quarter of 2024. The foregoing description of the letter agreement between the Company and Mr. Mondzelewski does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Letter Agreement with Evan Hafer

As previously reported, Evan Hafer will step down as Chief Executive Officer of the Company, effective December 31, 2023, and assume the role of Founder and Executive Chairman of the Board effective January 1, 2024. On December 22, 2023, the Company and Mr. Hafer entered into a letter agreement pursuant to which Mr. Hafer has agreed to receive an annual base salary of $1 and not participate in the Company’s annual incentive program in connection with his new role. The remaining terms of Mr. Hafer’s Employment Agreement, dated December 29, 2022, remain unchanged. The foregoing description of the letter agreement between the Company and Mr. Hafer does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Transition Agreement with Tom Davin

As previously reported, Tom Davin will transition out of his role as Co-Chief Executive Officer of the Company on December 31, 2023 while remaining on the Board. In connection with the transition, the Company and Mr. Davin entered into a separation and release agreement, which provides for, among other things, certain payments in lieu of benefits offered by the Company and a customary release. The foregoing description of the separation and release agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the separation and release agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2023	BRC INC.

	By:	/s/ Evan Hafer
Evan Hafer
Chief Executive Officer